EXHIBIT 10.9

CarrierEQ, Inc. (d/b/a AirFox)

July 15, 2016

Warren Katz

20 Fairfield Street

Boston, MA 02116

Re:

CarrierEQ, Inc. (d/b/a AirFox) - Additional Rights Letter Agreement

Dear Warren:

On behalf of CarrierEQ, Inc. (d/b/a AirFox) (the "Company") and in connection with the financing transaction being entered into by and among the Company and certain purchasers thereunder in connection with the sale of shares of the Series One and One-A Preferred Stock, par value $0.00001 per share, of the Company (“Preferred Stock”) pursuant to that certain Series One and One-A Preferred Stock Purchase Agreement by and among the Company and the other parties thereto dated as of July 15, 2016 (the “Purchase Agreement”), the Company is extending to Warren Katz ("Katz") certain contractual rights, as set forth in this letter agreement. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Purchase Agreement.

Major Investor Status

Notwithstanding the definitions of “Major Investor” and “Super Major Investor” as defined in the Investors’ Rights Agreement by and between the Company and Investors therein dated as of July 15, 2016, as the same may be amended and/or restated from time to time (the “Rights Agreement”), Katz shall be deemed a “Major Investor” for purposes of Section 3 of the Rights Agreement and a “Super Major Investor” for purposes of Section 1.1(d) of the Rights Agreement, so long as Katz holds at least 93,400 shares of Preferred Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).

Confidentiality

Katz agrees on behalf of himself and his representatives, and any representative of Katz will agree, to hold in confidence and trust and not disclose any confidential information provided to or learned by him in connection with his rights under this Agreement in accordance with the terms of Section 1.1(b) of the Rights Agreement.

General Provisions

Unless provided otherwise herein, the rights described herein shall terminate and be of no further force or effect upon the earliest of: (1) the consummation of the sale of the Company’s securities pursuant to a registration statement filed by the Company under the Securities Act of

1933, as amended, in connection with a firm-commitment underwritten offering of its securities to the public or the consummation of a Deemed Liquidation Event (as defined in the Company’s certificate of incorporation then in effect) and (2) with regards to the rights under the Rights Agreement, the date on which the Rights Agreement terminates; provided, however, that the confidentiality provisions hereof will survive any such termination. This letter agreement and the rights hereunder are non-transferable. For the avoidance of doubt, the terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and assignees of the parties hereto. This letter agreement shall be governed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws. This letter agreement may be executed in counterparts, each of which when so executed shall be deemed an original, but both of which when taken together shall constitute one and the same instrument.

[SIGNATURES ARE ON THE FOLLOWING PAGE]

Please inform us in writing, by countersigning (below) a copy of this letter, if you accept this offer.

Sincerely,

CARRIEREQ, INC.

____
Victor Santos
President

Agreed and accepted this
__ day of July, 2016:

____
Warren Katz

[Signature Page to Rights Letter]

Please inform us in writing, by countersigning (below) a copy of this letter, if you accept this offer.

Sincerely,

CARRIEREQ, INC.

____
Victor Santos
President

Agreed and accepted this
15th day of July, 2016:

____
Warren Katz

[Signature Page to Rights Letter]